Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

April 26, 2019

Media Contact:	Investor Contact:
Andrea Platt	Chris Liddle
Corporate Communications	Investor Relations
Phone: 503-464-7980	Phone: 503-464-7458

Portland General Electric announces first quarter 2019 results

▪Reaffirming 2019 guidance of $2.35 - $2.50 per diluted share
▪Announced annual dividend increase of 9 cents per share or 6.3% growth

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income of $73 million, or 82 cents per diluted share, for the first quarter of 2019. This compares with net income of $64 million, or 72 cents per diluted share, for the first quarter of 2018.

“Against the backdrop of highly volatile regional energy markets, our power supply portfolio performed well, allowing us to effectively manage costs and deliver solid results,” said Maria Pope, PGE president and CEO. “Additionally, we are advancing our transportation electrification plan to expand infrastructure and increase access vital to cleaner energy for Oregon.”

Q1 2019 earnings compared to Q1 2018 earnings
The increase in first quarter earnings was primarily driven by colder temperatures resulting in higher energy deliveries, an increase in retail revenue and strong power supply portfolio performance. This was partially offset by higher market prices for power in the West due to cold temperatures that increased regional demand, lower than average wind and hydropower production, and pipeline capacity reductions in natural gas supply. Remaining earnings drivers include the absence of costs associated with Carty litigation in 2019 as compared to 2018, a reduction in production tax credits as wind underperformed and a decrease in miscellaneous other items.
2019 earnings guidance

PGE is affirming its 2019 guidance of $2.35 to $2.50 per diluted share. This guidance is based on the following assumptions:

•	Increase in retail deliveries of 0.5%

•	Average hydro conditions for the year

•	Wind generation based on five years of historical levels or forecast studies when historical data is not available

•	Normal thermal plant operations

•	Depreciation and amortization expense between $400 million and $420 million

•	Operating and maintenance costs between $585 million and $605 million

First Quarter 2019 earnings call and webcast — April 26, 2019

PGE will host a conference call with financial analysts and investors on Friday, April 26, 2019, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, April 26, 2019, through 2 p.m. ET on Friday, May 3, 2019.

Maria Pope, president and CEO; Jim Lobdell, senior vice president of Finance, CFO, and treasurer; and Chris Liddle, director, Investor Relations and Treasury, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets, and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, serving more than 887,000 customers in 51 cities. For 130 years, PGE has been delivering safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. With approximately 3,000 employees across the state, PGE is committed to helping its customers and the communities it serves build a clean energy future. For more information, visit PortlandGeneral.com/CleanVision.

Safe Harbor Statement
Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance; statements regarding future load, hydro conditions and operating and maintenance costs; statements concerning implementation of the company’s integrated resource plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the company’s inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; the outcome of various legal and regulatory proceedings; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; and cyber security breaches of the company’s customer information system or operating systems, which may affect customer bills or other aspects of our operations. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the company on the date hereof and such statements speak only as of the date hereof. The company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the company’s most recent annual report on form 10-K and in other documents that we file with the United States Securities and Exchange Commission, including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Revenues, net	$570	$495
Alternative revenue programs, net of amortization	3	(2)
Total revenues	573	493
Operating expenses:
Purchased power and fuel	179	130
Generation, transmission and distribution	77	69
Administrative and other	71	69
Depreciation and amortization	101	92
Taxes other than income taxes	34	33
Total operating expenses	462	393
Income from operations	111	100
Interest expense, net	32	31
Other income:
Allowance for equity funds used during construction	3	4
Miscellaneous income (expense), net	2	(1)
Other income, net	5	3
Income before income tax expense	84	72
Income tax expense	11	8
Net income	73	64
Other comprehensive income	1	—
Comprehensive income	$74	$64

Weighted-average common shares outstanding—basic and diluted (in thousands)	89,309	89,160

Earnings per share—basic and diluted	$0.82	$0.72

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$89	$119
Accounts receivable, net	226	193
Unbilled revenues	71	96
Inventories	81	84
Regulatory assets—current	21	61
Other current assets	108	90
Total current assets	596	643
Electric utility plant, net	6,747	6,887
Regulatory assets—noncurrent	380	401
Nuclear decommissioning trust	46	42
Non-qualified benefit plan trust	37	36
Other noncurrent assets	142	101
Total assets	$7,948	$8,110

	March 31, 2019	December 31, 2018
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$136	$168
Liabilities from price risk management activities—current	32	55
Current portion of long-term debt	300	300
Accrued expenses and other current liabilities	263	268
Total current liabilities	731	791
Long-term debt, net of current portion	2,178	2,178
Regulatory liabilities—noncurrent	1,356	1,355
Deferred income taxes	380	369
Unfunded status of pension and postretirement plans	309	307
Liabilities from price risk management activities—noncurrent	78	101
Asset retirement obligations	198	197
Non-qualified benefit plan liabilities	103	103
Other noncurrent liabilities	67	203
Total liabilities	5,400	5,604
Commitments and contingencies (see notes)
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of March 31, 2019 and December 31, 2018	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,356,311 and 89,267,959 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1,212	1,212
Accumulated other comprehensive loss	(8)	(7)
Retained earnings	1,344	1,301
Total shareholders’ equity	2,548	2,506
Total liabilities and shareholders’ equity	$7,948	$8,110

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$73	$64
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101	92
Deferred income taxes	9	6
Pension and other postretirement benefits	6	6
Allowance for equity funds used during construction	(3)	(4)
Decoupling mechanism deferrals, net of amortization	(4)	3
(Amortization) Deferral of net benefits due to Tax Reform	(5)	15
Other non-cash income and expenses, net	10	4
Changes in working capital:
(Increase) decrease in accounts receivable and unbilled revenues	(1)	45
Decrease (increase) in inventories	3	(2)
Decrease (increase) in margin deposits, net	1	(6)
(Decrease) in accounts payable and accrued liabilities	(13)	(17)
Other working capital items, net	(12)	(5)
Other, net	(9)	(7)
Net cash provided by operating activities	156	194
Cash flows from investing activities:
Capital expenditures	(150)	(131)
Sales of Nuclear decommissioning trust securities	4	3
Purchases of Nuclear decommissioning trust securities	(2)	(3)
Other, net	(3)	1
Net cash used in investing activities	(151)	(130)
Cash flows from financing activities:
Dividends paid	(32)	(30)
Other	(3)	(3)
Net cash used in financing activities	(35)	(33)
(Decrease) increase in cash and cash equivalents	(30)	31
Cash and cash equivalents, beginning of period	119	39
Cash and cash equivalents, end of period	$89	$70

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$13	$13

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,
	2019		2018
Revenues (dollars in millions):
Retail:
Residential	$290	50%	$268	54%
Commercial	154	27	151	31
Industrial	44	8	44	9
Direct Access	11	2	10	2
Subtotal	499	87	473	96
Alternative revenue programs, net of amortization	3	1	(2)	—
Other accrued (deferred) revenues, net	7	1	(17)	(4)
Total retail revenues	509	89	454	92
Wholesale revenues	37	6	28	6
Other operating revenues	27	5	11	2
Total revenues	$573	100%	$493	100%

Energy deliveries (MWh in thousands):
Retail:
Residential	2,256	39%	2,133	37%
Commercial	1,631	28	1,597	27
Industrial	708	12	680	12
Subtotal	4,595	79	4,410	76
Direct access:
Commercial	164	3	152	3
Industrial	360	6	345	6
Subtotal	524	9	497	9
Total retail energy deliveries	5,119	88	4,907	85
Wholesale energy deliveries	674	12	874	15
Total energy deliveries	5,793	100%	5,781	100%

Average number of retail customers:
Residential	776,067	88%	768,886	88%
Commercial	109,750	12	106,730	12
Industrial	199	—	206	—
Direct access	631	—	597	—
Total	886,647	100%	876,419	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended March 31,
	2019		2018
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	2,168	38%	1,863	33%
Coal	1,335	24	545	10
Total thermal	3,503	62	2,408	43
Hydro	377	7	472	8
Wind	212	4	475	8
Total generation	4,092	73	3,355	59
Purchased power:
Term	1,258	22	1,747	31
Hydro	247	4	506	9
Wind	41	1	58	1
Total purchased power	1,546	27	2,311	41
Total system load	5,638	100%	5,666	100%
Less: wholesale sales	(674)		(874)
Retail load requirement	4,964		4,792

The following table indicates the number of heating degree-days for the three months ended March 31, 2019 and 2018, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days
	2019	2018	Avg.
January	670	595	739
February	760	625	581
March	562	546	509
Year-to-date	1,992	1,766	1,829
Increase/(decrease) from the 15-year average	9%	(3)%